Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated June 2, 2025, relating to the financial statements of Streamex Exchange Corporation, for the period from incorporation on April 5, 2024 to December 31, 2024 which appears in Form 8-K/A of BioSig Technologies, Inc. dated July 18, 2025 (the “Report”) and consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-276298) and Form S-8 (File No. 333-284255) of the Report.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

July 18, 2025